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                                                              Exhibit 10.9

                             FIRST AMENDMENT TO THE
                     TUSCARORA INCORPORATED AND SUBSIDIARY
                         COMPANIES SALARIED EMPLOYEES'
                          MONEY PURCHASE PENSION PLAN
          (As amended and restated effective as of September 1, 1989)

        WHEREAS, Tuscarora Incorporated (the "Employer") maintains the Tuscarora Incorporated and Subsidiary Companies Salaried Employees' Money Purchase Pension Plan, as amended and restated effective as of September 1, 1989 (the "Plan"); and

        WHEREAS, the Employer desires to amend the Plan to provide an additional quarterly contribution for certain employees of the Employer; and

        WHEREAS, pursuant to Plan Section 7.1, the Employer has reserved the right to amend the Plan at any time.

        NOW, THEREFORE, the Plan is hereby amended, effective September 1, 1996, as follows:

        1. Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

        "3.1 EMPLOYER CONTRIBUTION. As of each quarterly Valuation Date, each Employer shall contribute to the Trust an amount equal to:

                (a)  beginning September 1, 1976, four percent (4%);

                (b)  beginning September 1, 1977, five percent (5%); and
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            (c)  beginning September 1, 1988, five and one-half percent
     (5-1/2%)

     of the aggregate Compensation of all Participants during the Plan's fiscal quarter ending on such Valuation Date; provided, that effective September 1, 1996, each Employer shall contribute, to extent permitted under the Code and applicable regulations, an additional amount as of each such Valuation Date equal to the percentage of Compensation of the Participants listed in Appendix A for the fiscal quarter ending on such date. Employer contributions made pursuant to subsections (a), (b) and (c) shall be allocated to each Participant's account in the ratio that each Participant's Compensation bears to all Participants' Compensation during the fiscal quarter ending on such Valuation Date. The additional Employer contribution provided pursuant to Appendix A shall be allocated to each affected Participant's account based on the percentage of the Participant's Compensation specified in the Appendix for the quarter. Forfeitures arising during any Plan Year (including any forfeiture arising by reason of Plan
     Section 4.8) which are attributable to contributions made by an Employer shall be applied to reduce the contribution of such Employer."

        2.  A new Appendix A is hereby added to the Plan to read as follows:

                                  "APPENDIX A

                          ADDITIONAL PLAN CONTRIBUTIONS

     Effective September 1, 1996, an additional Employer Contribution shall be made in accordance with Section 3.1 for the following Participants at the rate of the Participant's Compensation for the fiscal quarter specified below:

                   Name of                     Percentage of
                 Participant                   Compensation
                 -----------                   ------------

                  J. O'Leary                       7-1/2%
                  B. Mullins                       7-1/2%
                  J. Brakebill                     7-1/2%
                  D. O'Leary                       5-1/2%
                  R. Margeson                      4-1/2%
                  B. Buettin                       1-1/2%"




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        3.  This Amendment is hereby adopted subject to the condition that the
Plan, as so amended, shall continue to be a tax-qualified retirement plan, within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. In the event it is finally determined that this Amendment would adversely affect the qualified status of the Plan, then it shall be deemed null, void and of no effect, as if it had never been adopted.

        4.  The Plan is hereby ratified and affirmed in all other respects.

        IN WITNESS WHEREOF, Tuscarora Incorporated has caused this document to be executed by its duly authorized officer, this 11th day of October, 1996.

                                             TUSCARORA INCORPORATED


                                             By: /s/ BRIAN C. MULLINS
                                                ---------------------
                                                 Brian C. Mullins,
                                                 Vice President and Treasurer



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